Exhibit 99.1
Investor Relations Contact:
Linda Rothemund
Market Street Partners
303-684-4210
ir@digitalglobe.com
Media Relations Contact:
Ginger Lennon
Racepoint Group
781-487-4640
digitalglobe@racepointgroup.com
WorldView-2 Launch Date Announced
WorldView-2, the first commercial high-resolution 8-band multi-spectral satellite, scheduled to launch October 6th
Longmont, Colo., June 30, 2009 — DigitalGlobe (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today announced that its WorldView-2 high-resolution 8-band multi-spectral satellite is scheduled to launch on October 6th, 2009 from Vandenberg Air Force Base in California.
The planned launch of WorldView-2, DigitalGlobe’s second next-generation class high-resolution satellite, is expected to nearly double DigitalGlobe’s collection capabilities to approximately two million square kilometers per day, enable intra-day revisits to specific geographic areas, and enhance the company’s ability to collect up-to-date imagery in those areas of greatest interest to its customers.
The additional capacity and more frequent revisit rate are expected to provide DigitalGlobe’s customers with up-to-date and comprehensive high-resolution satellite imagery products and services. The planned launch of WorldView-2 will make DigitalGlobe the only commercial earth imagery provider with 8-band multi-spectral capability, which has a more robust color palette and enables enhanced analysis of the earth’s surface. The additional multi-spectral band capability of WorldView-2 is expected to enable higher levels of feature identification and extraction, and more accurately reflect the world’s natural color with the potential to benefit many applications, including environmental monitoring, change detection, and defense and intelligence.
Upon launch, WorldView-2 will join DigitalGlobe’s two other high-resolution satellites in orbit, QuickBird and WorldView-1. WorldView-2 is expected to be able to collect imagery at 0.46 meter resolution. Due to NOAA operating license restrictions, all imagery will be re-sampled to 0.50 meter resolution unless the U.S. Government has granted a customer-specific waiver of the restriction.
DigitalGlobe expects images and products from WorldView-2 to be available approximately 90 days following a successful launch. Learn more about WorldView-2 and its expected technical capabilities by visiting http://worldview2.digitalglobe.com/

About DigitalGlobe
Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management as well as internet portals and navigation technology.
With our collection sources, comprehensive ImageLibrary (containing more than 660 million square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications.
DigitalGlobe is a registered trademark of DigitalGlobe.
Forward-Looking Statements
This release may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.
Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in documents filed by us with the Securities and Exchange Commission. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
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